Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.


                                                                   Exhibit 10.24
                                                                   -------------


                              RESELLER AGREEMENT
                              ------------------


     This Reseller Agreement (the "Agreement") is made effective as of the 21st day of September, 2000 (the "Effective Date"), by and between Airspan Communications Ltd., a company incorporated under the laws of England and Wales, with registered number 3501881 and with its registered office at Cambridge House, Oxford Road, Uxbridge, UB8 1UN, England ("ACL"), and Titan Wireless Inc., a company organised under the laws of the state of Delaware located in the United States of America, with its principal office at 3033 Science Park Road, San Diego, CA 92121, U.S.A. ("Titan").

                                  WITNESSETH:

     WHEREAS, ACL is engaged in the design and manufacture of various telecommunications product lines including, among others, those ACL products more completely described in Schedule I hereto (the ACL products described in Schedule I, as from time to time amended in accordance with the provisions of this Agreement, are hereinafter called the "ACL Products," the hardware components thereof are sometimes referred to separately as "Equipment," the software components thereof are sometimes referred to separately as "Software" as defined in Section 12.1, and an arrangement of Equipment which, when interfaced with Software, is operable to perform predetermined functions, is referred to as a "System").

     WHEREAS, Titan is engaged in the development, manufacture, sale and resale of telecommunications products; and

     WHEREAS, ACL desires to appoint Titan as its non-exclusive reseller for the ACL Products for the territory described in Schedule II hereto (the "Territory").

                                 AGREED TERMS:

     NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed as follows:

1.   APPOINTMENT AS AUTHORIZED RESELLER.
     ----------------------------------

     1.1 ACL hereby appoints Titan Wireless Inc. as a non-exclusive independent reseller to resell the ACL Products in the Territory, and Titan hereby accepts such appointment as of the Effective Date of this Agreement.

     1.2 Titan's appointment as a distributor of the ACL Products grants to Titan only a license to resell the ACL Products to Titan's customers in the Territory, and does not transfer any right, title, or interest in any of the ACL Products to Titan.

2.   RELATIONSHIP OF THE PARTIES. The relationship between ACL and Titan is
     ---------------------------
solely that of buyer and seller. Titan is an INDEPENDENT CONTRACTOR and is, in no way, ACL's sales representative, legal representative, or agent. Titan HAS NO AUTHORITY TO ASSUME OR CREATE ANY OBLIGATION ON ACL'S BEHALF, EXPRESS OR IMPLIED, WITH RESPECT TO ACL PRODUCTS OR OTHERWISE. Titan agrees not to make any representation, guarantee, or warranty, except for those warranties provided for under Sections 14.5, 14.6, and 14.7 on ACL's behalf, but will refer purchasers and prospective purchasers to ACL's printed sales literature. Titan will not represent itself as ACL's agent or act in any way which might imply that ACL and Titan are not separate and distinct entities. Nothing contained in this Agreement is to be construed as a limitation or restriction upon ACL in the sale or other disposition of any of its products to any person, firm, or corporation either inside or outside of the Territory. ACL will pay no commissions under this Agreement. Titan's compensation is to be obtained solely by the difference between the price Titan pays to ACL and the price Titan charges its customers. The parties also acknowledge that this Agreement is not intended to create a joint venture or partnership between ACL and Titan.

3.   SALES AND SUPPORT OBLIGATIONS OF Titan.
     --------------------------------------

     3.2 Titan will use its best efforts to vigorously and aggressively promote the sale of ACL Products within the Territory. Such efforts may include, but shall not be limited to, that advertising within the Territory which is reasonably necessary, but Titan will not be obligated to advertise in the Territory. Any such advertising shall follow the general statements made in advertising prepared by ACL. All advertising shall contain a prominent reference to ACL, indicating the actual commercial origin of ACL Products so advertised. Titan shall not make any claims in its advertising which exceed or contradict claims made by ACL in its printed materials.

     3.3 Titan will train and maintain a sufficient number of technical and sales personnel in order to: (a) serve the demands and needs of its customers for ACL Products, service, and support; and (b) carry out the obligations of Titan under this Agreement.

     3.11 Titan and its staff will be conversant with the technical language related to ACL Products and will develop sufficient knowledge of the industry, ACL Products, and products competitive with ACL Products (including specifications, features, and benefits) so as to be able to explain in detail to customers the differences between ACL Products and competitive products. Titan will conduct or provide for any training of its personnel which may be necessary to impart such knowledge.

     3.12 Titan and its staff will research the technical requirements and specifications of the market for ACL Products in the Territory and make information known to ACL such that ACL may, at its discretion, implement appropriate technical changes to the Products to enable them to be sold in the Territory. ACL acknowledges that, subject to a further and separate Agreement, such changes may be implemented in the future by ACL.

     3.13 Titan agrees to purchase and stock a comprehensive inventory of spare parts based upon the recommended list set forth in Schedule III to this Agreement.

     3.14 Titan agrees to provide to its customers installation services for all ACL Products. All such installation services shall be performed by Titan in accordance with ACL's latest installation standards as provided by ACL.

     3.15 Titan agrees to train and have readily available a maintenance staff to efficiently and expeditiously maintain or upgrade all ACL Products purchased or licensed by Titan from ACL. Maintenance shall be performed in accordance with ACL's latest maintenance standards for ACL Products, as provided by ACL, by Titan's own personnel and may not be subcontracted or delegated to any other person or entity without ACL's prior, written authorisation.

     3.16 Titan agrees to provide and maintain those facilities adequate to meet the obligations set forth in this section and of the Agreement. Titan further agrees to provide all of the sales and support functions set forth in this section at no charge to ACL.

     3.17 Titan agrees not to actively seek to promote, rent, lease, sell, sublicense or authorise the rental, sale or sublicense of ACL Products outside of the Territory [without the prior written approval of ACL], but nothing in this Agreement shall prevent Titan from renting, selling or sublicensing the ACL Products to customers outside of the Territory in response to an unsolicited request from such customer.

     3.18 During the term of this Agreement Titan agrees that neither it nor any organisation or entity of which Titan owns a majority will, without ACL's prior, written consent, represent a manufacturer or supplier of products similar in design or performance to or which are of such a nature as to be competitive with any products contained in Schedule I to this Agreement. However, if Titan or any organisation or entity of which Titan owns a majority does acquire an interest in such a manufacturer or supplier during the term of this Agreement, it shall immediately notify ACL of this in writing and ACL shall have the option to terminate this Agreement by giving Titan notice in writing. During the term of this Agreement, Titan will notify ACL in writing of all opportunities that it is aware of in the Territory that could utilise the ACL Products. However, when licensing and related concerns dictate the use of equipment in frequency bands where ACL equipment does not operate, Titan is free to use other equipment.

4.   RECORDS AND REPORTING.
     ---------------------

     4.1.1 Within fifteen (15) days of the end of each quarter, commencing on the Effective Date, Titan will provide to ACL a written report showing: (a) a twelve (12) month rolling forecast of Titan's anticipated orders for base stations and subscriber terminals during each three (3) month period (the "Forecast"); and (b) any other information which ACL may reasonably request and Titan reasonably agrees to provide. Titan will provide the first Forecast to ACL covering the first twelve (12) months of the Agreement within sixty (60) days of the Effective Date.

     4.1.2 By the Effective Date, Titan shall issue a non-cancellable purchase order(s) to ACL for three (3) systems. At least two (2) of these systems will be shipped by ACL during September 2000. The third system requires internal approval by Titan, such approval to be completed by 30 September 2000. ACL will ship the third system within thirty (30) days of Titan's internal approval. Titan may amend the configuration of the third system by giving ACL notice in writing provided that the aggregate value of the third system (i.e. the discounted price) exceeds two hundred thousand US Dollars (USD200,000). In the event that the business case for the third system is not approved by Titan by 30 September 2000, Titan shall in any event pay for the third system in full by 31 December 2000.

     4.1.3 The level-2 discount set forth in Schedule IV shall apply to all non-cancellable purchase orders placed by Titan for shipment by ACL within twelve (12) months of the Effective Date.

     4.1.4 For non-cancellable purchase orders placed by Titan for shipment during the second year or the Agreement, the price to be invoiced will be calculated based upon the discount level determined using Titan's Forecast issued at the beginning of the second year of the Agreement. However, if Titan fails to accomplish its Forecast for the second year of the Agreement, ACL may, for products shipped during the second year of the Agreement, invoice Titan for the lesser of:

 .  the difference between the actual amount invoiced and the price of such ACL
   Products calculated using the discount level corresponding to the aggregate value of ACL Products shipped during the second year of the Agreement; and

 .  twenty percent (20%) of the actual amount invoiced.

Titan shall pay such invoice within net thirty (30) days of the invoice date. The values referred to above will be calculated using the prices and applicable discounts set forth in Schedule IV that are used for invoicing shipped ACL Products.

     4.2 Titan will promptly advise ACL concerning any market information that comes to Titan's attention regarding ACL, ACL Products, ACL's market position, or the continued competitiveness of ACL Products in the marketplace. Titan will confer with ACL from time to time, at ACL's request, on matters relating to market conditions, distribution, forecasting, and product planning.

     4.3 For at least two (2) years after termination of this Agreement, Titan will maintain its records, contracts, and accounts relating to distribution of ACL Products, and will permit examination thereof by authorised representatives, mutually agreed upon between Titan and ACL, such agreement not to be unreasonably withheld or delayed, of ACL at all reasonable times.

5.   PRICES AND PAYMENT TERMS.
     ------------------------

     5.1 The Contract Price for each item of Equipment or Software is as specified in Schedule IV and shall be paid to ACL in Dollars of the United States of America. The Contract Price includes:

          a.   The price of the Equipment;

          b.   The fee for the licensing of the Software;

          c. The charges for the warranty of the Equipment and Software in accordance with Section 14; and

          d. Transportation charges in accordance with ACL's delivery obligations set forth in Section 7.

     5.2 The Contract Price shall not include any government levied sales, use, value added, or other taxes, customs duties, or similar tariffs and fees which ACL may be required to pay or collect upon the delivery of ACL Products or in furtherance of this Agreement. Should any tax or levy be made, Titan agrees to pay or reimburse such tax or levy demanded. Titan represents and warrants to ACL that all ACL Products acquired hereunder are for redistribution in the ordinary course of Titan's business, and Titan agrees to provide ACL with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees. Notwithstanding anything herein to the contrary, in no event shall Titan be required to pay any tax assessed on ACL's income.

     5.3 If a purchase order is accepted by ACL, ACL will issue a proforma invoice for review by Titan and also an invoice (the "Invoice") to Titan within fifteen (15) business days of ACL's shipment to the delivery point. The Invoice specifically shall identify the Equipment and Software delivered, and the Contract Price of such items. The Invoice also shall state the total due to ACL from Titan (the "Invoice Total"), which shall include the Contract Price, and any applicable taxes, duties, and other fees due pursuant to Section 5.2 of this Agreement.

     5.4 Payment in full shall be made against the relevant ACL invoice(s). All invoices are due Net 30 days. For purposes of this Section 5.4 only, full payment will be deemed to have been made upon receipt of funds in ACL's bank. All payments shall be made in United States dollars, free of any withholding tax and of any currency controls or other restrictions. ACL reserves the right to charge interest at prevailing rates on any payment not received seven (7) days after the date the invoice is due for payment.

5.5  The payment instructions are:

     Bank:                    Lloyds Bank plc
                              Woking Branch
                              32 Commercial Way
                              Woking
                              Surrey, GU21 1ER
                              United Kingdom

     Sort Code:               30 99 80

     Credit:                  Airspan Communications Ltd

     Account No:              11232312

     Further Instructions:    Reference 1) (Titan) P.O. No. _______,
                              and 2) ACL Invoice No. _________."

6.   ORDER PROCEDURE.
     ---------------

     6.1 All purchase orders for ACL Products by Titan shall be subject to acceptance in writing by ACL at ACL's principal place of business, and shall not be binding until such acceptance.

     6.2 The terms and conditions of this Agreement will apply to and be deemed to be incorporated into each purchase order received from Titan to the exclusion of all other terms and conditions on the back or on the face of such purchase order with the exception only of provisions expressly set out on the face of the purchase order referring to the Agreement. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and of any purchase order issued by Titan hereunder, or if the purchase order does not reference the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail unless otherwise agreed in writing by the parties.

     6.3 All purchase orders issued by Titan hereunder shall include the following information: (a) model of ACL Products; (b) requested shipment date(s); (c) delivery instructions (if no carrier is specified, ACL may, but is not required to, select a carrier); (d) reference to this Agreement; (e) any other special information required by this Agreement or dictated by the circumstances of the order; (f) any other information reasonably requested in writing by ACL in advance. Purchase orders should be sent to:

          Airspan Communications Ltd.
          ATTN: Sales Order Processing
          Cambridge House
          Oxford Rd
          UXBRIDGE
          UB8 1UN
          England
          Fax: +44 1895 467 152

     6.4 ACL reserves the right not to accept any purchase orders issued by Titan to ACL for ACL's acceptance if Titan: (a) fails to make any payment as provided in this Agreement or Titan; (b) fails to meet reasonable credit or financial requirements established by ACL, including any limitations on allowable credit; or (c) otherwise fails to comply with the terms and conditions of this Agreement.

7.   SHIPMENT, RISK OF LOSS, TITLE, AND DELIVERY.
     -------------------------------------------

     7.1 All ACL Products will be shipped by ACL FCA, Heathrow International Airport (as defined in Incoterms). If requested in writing by Titan's purchasing manager, ACL may arrange for shipment to be made to Titan's identified warehouse facilities or freight forwarder, subject to approval in writing by ACL in advance of shipment. Unless specified in Titan's order, ACL will select the mode of shipment and the carrier. ACL shall package the ACL Products suitable for airfreight and pay for such packing. Titan will be responsible for and pay all shipping, freight, and insurance charges, for which charges ACL may require Titan to pay in advance.

Titan must inform ACL of any loss in transit or damages(s) to the Equipment and Software, and both parties will co-operate in filing any claims with the carrier for such loss in transit or damage(s).

     In this Agreement, "Incoterms" means the most recent international rules for the interpretation of trade terms published by the International Chamber of Commerce as in force at the date when this Agreement is made. Unless the context otherwise requires, any term or expression which is defined in or given a particular meaning by the provisions of Incoterms shall have the same meaning in this Agreement, but if there is any conflict between the provisions of Incoterms and this Agreement, the former shall prevail.

     7.2 All risk of loss or damage to the Equipment and Software, and title to the Equipment, will pass to Titan upon shipment by ACL to Titan. The Software shall at all times remain the exclusive property of ACL.

     7.3 Unless Titan clearly advises ACL to the contrary on the face of the purchase order or in writing from Titan's purchasing manager, ACL may not make partial shipments on account of Titan's orders. Any Titan authorized partial shipment or Titan approved delay in delivery of any instalment shipment shall not relieve Titan of its obligation to accept the remaining deliveries.

     7.4 ACL will use reasonable efforts to meet Titan's requested delivery schedules for ACL Products specified in Titan issued and ACL accepted purchase orders. ACL will notify Titan of any known or anticipated delay reasonably known by it that will delay the planned shipment date. However, ACL reserves the right to refuse, cancel, or delay shipment to Titan when Titan's credit is impaired, when Titan is delinquent in payments or fails to meet other credit or financial requirements reasonably established by ACL, or when Titan has failed to perform its obligations under this Agreement. Should orders for ACL Products exceed ACL's available inventory, ACL will allocate its available inventory and make deliveries on a basis that ACL deems equitable, in its sole discretion, and without liability to Titan on account of the method of allocation chosen or its implementation. In any event, except by prior written agreement, ACL shall not be liable for any damages (direct, consequential, special, or otherwise) to Titan or to any other person for failure to deliver or for any delay or error in delivery of ACL Products for any reason whatsoever.

9.   ASSIGNMENT.
     ----------

Titan is appointed an authorised ACL distributor because of Titan's commitments in this Agreement and, further, because of ACL's confidence in Titan, which confidence is personal in nature. This Agreement shall not be assignable by Titan, and Titan may not delegate its duties hereunder without the prior, written consent of ACL. Any substantiated assignment or delegation of the whole or any part of this Agreement by Titan, including to a substantiated sub-distributor, will be null and void and will be deemed to be a material breach of this Agreement not subject to cure.

9.   DURATION AND TERMINATION OF AGREEMENT.
     -------------------------------------

     9.1 This Agreement is for a term of twenty-four (24) months from the Effective Date. Nothing contained herein shall be interpreted as requiring either party to renew or extend this Agreement, and neither party expects this Agreement to be renewed. Notwithstanding the provisions of this section or of any other provisions of this Agreement, this Agreement may be terminated prior to the expiration of its stated term as set forth below.

     9.2 This Agreement may be terminated by ACL for good cause if Titan: (a) fails to pay for ACL Products when payment is due in accordance with this Agreement; or (b) fails to promptly secure or renew any license, registration, permit, authorisation or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorisation or approval is revoked or suspended and not reinstated within thirty (30) days; or (c) is merged, consolidated, or sells all or substantially all of its assets, or implements or suffers any substantial change in management or control; or (d) fails to comply with any other material covenant, term, or provision of this Agreement; or (e) if ACL is advised by any of its End Users in the Territory of their dissatisfaction with the performance of Titan and such dissatisfaction is deemed to be not due to a Force Majeure. If Titan's failure to comply as contemplated in Section 9.2(d) is capable of cure, ACL's right to terminate this Agreement under Section 9.2(d) may not be exercised unless ACL shall have given Titan thirty (30)) days' prior written notice of the failure, or ten (10) days notice in the failure is late payment, and Titan has not cured the failure within the thirty (30) or ten (10) day period following written notice from ACL. If Titan's failure to comply is not capable of cure, ACL may terminate this Agreement immediately upon giving Titan written notice of termination.

     9.3 This Agreement terminates automatically for just cause, with no further act or action of either party, if: (a) a receiver is appointed for Titan or its property; (b) Titan makes an assignment for the benefit of its creditors;
(c) any proceedings are commenced by, for, or against Titan under any bankruptcy, insolvency, or debtor's relief law; or (d) Titan is liquidated, dissolved or otherwise terminates its activities.

     9.4 In the event written notice of termination of this Agreement is given by ACL due to section 9.2 or 9.3, ACL will be entitled to reject all or part of any purchase orders received from Titan after notice, but prior to the effective date of termination if availability of ACL Products is insufficient at that time to fully meet the needs of ACL and its customers. In any case, ACL may limit monthly shipments to

Titan during said period to Titan's average monthly shipments from ACL during the three (3) months prior to the date of notice of termination.

     9.5 Upon termination of this Agreement, at its option, ACL may reacquire any or all of ACL Products then in Titan's possession at prices not greater than the prices paid by Titan for such ACL Products (or if ACL Products are not in unopened, factory-sealed boxes, fifty percent (50%) of such prices). Upon receipt of any ACL Products so reacquired from Titan, ACL shall issue an appropriate credit to Titan's account.

     9.6 ACL SHALL NOT BE LIABLE TO Titan FOR DAMAGES OF ANY KIND, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS SECTION. Titan WAIVES ANY RIGHT WHICH IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT. ACL shall not be liable to Titan on account of termination or expiration of this Agreement for reimbursement or damages for loss of goodwill, prospective profits or anticipated order, or on account of any expenditures, investments, leases, or commitments made by either party or for any other reason whatsoever based upon or growing out of such termination or expiration. Titan acknowledges and agrees that: (a) Titan has no expectation and has received no assurances that its business relationship with ACL will continue beyond the stated term of this Agreement or its earlier termination in accordance with this section, that any investment by Titan in the promotion of ACL Products will be recovered or recouped, or that Titan shall obtain any anticipated amount of profits by virtue of this Agreement; and (b) Titan shall not have or acquire by virtue of this Agreement or otherwise any vested, proprietary, or other right in the promotion of ACL Products or in any goodwill created by its efforts hereunder. THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR ACL TO ENTER INTO THIS AGREEMENT, AND THAT ACL WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

     9.7 ACL's rights and Titan's obligations to pay ACL all amounts due hereunder as well as Titan's obligations under Sections 4.1.4, 10, 11, 12, 14, 15, 16, and 19 shall survive termination of this Agreement.

10.  ADVERTISING, TRADEMARKS, TRADE NAMES.
     ------------------------------------

     10.1 In the advertising and sale of ACL Products, Titan may use ACL's trade names, trademarks, logos, and designations in relation to those ACL Products. Titan will not make or permit the alteration or removal of any tags, labels, or other identifying marks placed by ACL on ACL Products. Titan will not use (or give any third party permission to use) the names "Airspan Communications Ltd", "Airspan Communications Corporation", "ACL", "ACC", or abbreviations or derivations thereof in Titan's corporate titles, or in any way which might result in confusion as to ACL and Titan being separate and distinct entities.

     10.2 Titan admits ACL's exclusive ownership of the name "Airspan Communications Corporation", "Airspan Communications Ltd", "ACC", "ACL", and any abbreviations thereof and all of ACL's trademarks, trade names, logos, and designations (whether registered or not). Titan shall not take any action inconsistent with ACL's ownership of such trademarks, trade names, logos, and designations; therefore, Titan shall treat all of ACL's items distinctively (as to typography) and shall only use exact reproductions of all ACL's symbols (including ACL's logo). Titan shall not adopt or use any trademark or product name which may be confusingly similar to any ACL trademark, trade name, logo, or designation. Titan may use the ACL logo as it appears on ACL's letterhead. All references to ACL trademarks, trade names, logos, and designations by Titan shall be in a manner acceptable to and approved in advance by ACL.

     10.3 Any Titan advertising and promotional materials relating to ACL products, will reflect the following guidelines: (a) Titan's name must precede ACL's name, and it must be in typescript letters larger and more prominent than ACL's name; (b) Titan's name and ACL's name must be physically spaced apart; (c) Titan shall refer to ACL as "Airspan Communications Ltd" or "ACL" (of the two, only "ACL" may be used in the possessive form; i.e., ACL's); (d) at least the first time Titan makes reference to a ACL trademark, an asterisk and footnote identifying it as a trademark owned by ACL shall be included; (e) ACL's trademarks shall be used consistently as to spelling and format (abbreviations or shorthand expressions are not permitted); and (f) at least the first time Titan makes reference to a non-trademark ACL product name, the full product name shall be used.

     10.4 Titan has paid no consideration for the use of ACL's trademarks, trade names, logos, copyrights, trade secrets, or designations, and nothing contained in this Agreement shall give Titan any interest in any of them. Titan acknowledges that ACL owns and retains all copyrights and other proprietary rights in all ACL Products, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything which may adversely affect the validity or enforceability of any trademark, trade name, trade secret, copyright, designation, or logo belonging to or licensed to ACL (including, without limitation, any act or assistance to any act which may infringe or lead to the infringement of any copyright in ACL Products). Titan agrees not to attach any additional trademarks, trade names, logos, or designations to any ACL Product. Titan further agrees not to affix any ACL trademark, trade name, logo, or designation to any non-ACL Products.

     10.5 Upon the expiration or termination of this Agreement, Titan will forthwith cease all display, advertising, and use of all ACL names, marks, logos, and designations, and will not thereafter use, advertise, or display any name, mark, or logo which is, or any part of which is, similar to or confusing with any such designation associated with any ACL Products.

     10.6 Titan agrees to use reasonable efforts to protect ACL's proprietary rights in the Territory and with Titan's customers and to co-operate, without charge, in ACL's efforts to protect its proprietary rights. Titan agrees to notify ACL of any known or suspected breach of ACL's proprietary rights which comes to Titan's attention.

11.  CONFIDENTIAL INFORMATION.
     ------------------------

     11.1 All technical information, documentation, Software and other proprietary information (the "Confidential Information") supplied by ACL to Titan under this Agreement, except for that which may be in the public domain, shall as between the parties hereto be treated as the confidential or proprietary information of ACL. Except as specifically authorised in writing by ACL, Titan shall: (a) treat and protect all Confidential Information received from ACL or its suppliers as confidential or proprietary information; (b) not reproduce any Confidential Information received from ACL or its suppliers, in whole or in part, save as provided for in Section 13.3; (c) use any Confidential Information received by ACL or its suppliers only for operation or maintenance purposes in connection with the Equipment; (d) indemnify ACL for any loss or damages resulting from a breach of this Section; and (e) not disclose any Confidential Information received from ACL to any third parties.

     11.2 If this Agreement is terminated or cancelled, or if Titan is found to have breached any of the provisions of Sections 11 or 12, Titan agrees to immediately return all Confidential Information to ACL. In any event, the obligations of Sections 11 and 12 will survive termination or cancellation of this Agreement.

     11.3 Any business or product plans disclosed by ACL to Titan hereunder may be undergoing development. As such, ACL makes no promise that such plans will ultimately take place or that such product(s) will ultimately be placed on the market. ACL reserves the right to cancel or alter the development of such plans and/or the marketing of such product(s) at any time. Any reliance on the information disclosed hereunder is at Titan's own risk.

     11.4 Nothing contained in this section shall be construed as granting, conferring, or implying any rights by license, estoppel or otherwise. The rights and obligations of the parties hereto under this section shall survive any termination of this Agreement.

12.  SOFTWARE LICENSE.
     ----------------

     12.1 ACL grants Titan, and Titan hereby accepts, a nonexclusive, non-transferrable license to use, and to sublicense as set forth below, Software provided by ACL hereunder only on a single System or unit of Equipment, as may be applicable. No license is granted to use the Software on multiple Systems or in conjunction with Equipment furnished by a party other than ACL, unless specifically agreed in writing by ACL. Software licensed under this Agreement is defined as: (a) any digital instruction sequence or control data contained on any media, including but not limited to, any magnetic-, electronic-, optical-, or organic device, and the term Software shall include any enhancement, modification, extension, part, portion or expansion thereof or implementation or downloading from network of any of the foregoing, for use exclusively on a System or a unit of Equipment; and (b) all associated documentation used to describe, maintain and use the Software.

     12.2 Any Software provided to Titan by ACL will be treated as the exclusive property of ACL, and Titan will: (a) treat such Software as Confidential Information under Section 11 of this Agreement; (b) utilise such Software or any portions or aspects thereof (including any methods or concepts utilised therein) solely on Systems or Equipment provided by ACL; (c) forthwith return to ACL all memory media, documentation and/or other material that has been modified, updated or replaced; (d) except to the extent permitted by [applicable] law not modify, disassemble or decompile such Software, or reverse engineer any portion of the Software or functioning of Systems or Equipment, or permit others to do so, without ACL's prior written consent; (e) except to the extent permitted by [applicable] law not reproduce or copy such Software in whole or in part except for backup and archival purposes or as otherwise permitted in writing by ACL; (f) not perform or release benchmarks, except as provided for under section 3.3, or other comparisons of the Software; and (g) not remove any trademark, tradename, copyright, notice or other proprietary notice from the Software and Titan shall be responsible for the conservation of the same on any back-up copy of the Software.

     12.3 In the event of a breach of this license by Titan, then ACL may, in its discretion and subject to the availability of a cure, as provided for under section 9.2, terminate the license with immediate effect, whereupon Titan shall return to ACL all Software and copies thereof within ten (10) days.

     12.4 This software license also comprises any third party software forming part of the software delivered hereunder, it being understood that ownership to such third party software is with ACL's licensors but that the third party licensor's warranties, guarantees, liabilities, and indemnities relating to such software do not extend to Titan or Titan's use thereof. Titan, however, agrees to respect all license requirements of such third party licensor as set out in the third party's license conditions delivered with the Products to Titan. ACL shall provide Titan with written notification of any such software license requirements on a case by case basis.

     12.5 The following additional license conditions shall apply to Titan's use of any management Software delivered hereunder. Titan (a) may not transfer the Software to a computer, location, or site other than that or those, for which the Software is licensed, without the prior written consent of ACL, provided, however, that Titan on a temporary basis only, may transfer the Software to another computer system in the event that the computer for which the Software has been licensed becomes inoperable; and (b) shall maintain adequate records of the installation, location, and site of the Software and make such records available to ACL or the relevant third party licensor at ACL's request.

     12.6 Titan may grant sublicenses to various sub licensees ("End User") to use the Software solely on Systems or units of Equipment, as may be applicable in accordance with the specific license terms (single or multiple System/Equipment license) between the parties. Titan agrees to promptly provide a copy of such End User Agreement to each End User, and no such sublicense will be effective until the End User has executed such End User Agreement.

14.  EXCUSABLE DELAY.
     ---------------

ACL shall not suffer any liability for non-performance, defective performance, or late performance of its obligations under this Agreement due to causes beyond its control and without its fault or negligence such as, but not limited to, acts of God, war (including civil war), civil unrest, acts of government, fire, floods, explosions, the elements, epidemics, quarantine, restrictions, strikes, lock-outs, plant shutdown, material shortages, or delays in transportation or delays of its suppliers or subcontractors for like cause. In the event of excusable delay as defined in the preceding sentence, then ACL, upon giving prompt written notice to Titan, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference, provided that ACL shall use commercially reasonable efforts to avoid or remove such causes of non-performance and to perform with dispatch whenever such causes are removed or cease to exist.

14.  WARRANTY, REMEDIES, AND DAMAGES.
     -------------------------------

     14.1  Neither party's liability:

     (i)   for death or personal injury;  and

     (ii) in relation to any other liability which may not by applicable law be excluded or limited;

           is excluded or limited.

     14.2 The maximum liability of each party under this Agreement shall be limited to the sum of $1million in respect of physical damage to or loss of tangible property, in the aggregate, and $1million in respect of all other events, in the aggregate, that may arise our of or in connection with this Agreement or the ACL Products, regardless of whether such events give rise to claims in tort, contract, breach of warranty or otherwise. The foregoing limitations shall: (x) not limit Titan's obligation to make payment for purchase orders placed by TITAN with ACL, (y) apply to matters the subject of Section 14.1, or (z) affect or modify other limitations on or reductions of liability contained in this Agreement.

     14.3 Titan acknowledges that this is a commercial contract and that, except as expressly set forth in this Agreement, ACL shall not be liable to Titan or any person or entity claiming through or under Titan, directly or indirectly, for any loss or damage (whether direct, indirect, general, special or consequential) sustained for any cause or reason whatsoever relating to or arising out of the ACL Products.

     14.4  For the avoidance of doubt the "loss or damage" referred to in clause
14.3 above includes:

           (i)    any :

                  (a)  loss of profits;
                  (b)  loss of sales;
                  (c)  loss of turnover;
                  (d)  loss of bargain; or
                  (e)  loss of opportunity; or

           (ii) any indirect or consequential loss or damage howsoever caused.

     14.5 THE FOLLOWING WARRANTIES ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND OF ANY OTHER CONDITION OR WARRANTY OBLIGATION ON THE PART OF ACL. ACL warrants that each ACL Product will be free from defects in material and workmanship for a period of one (1) year following delivery to the carrier or agent of Titan as set forth above. If the ACL Products are stored by Titan prior to delivery to its customer, the warranty period will be the earlier of fourteen
(14) months following delivery to the carrier or agent of Titan as set forth above or the date of delivery to Titan's customer, such delivery date to be documented to ACL by Titan. ACL further warrants that at the time of delivery, ACL has title to ACL Products free and clear of any and all liens and encumbrances, and that it has the right to grant licenses for the Software provided hereunder.

     14.6 Save as provided for in Sections 14.1 and 14.2 above ACL's SOLE AND EXCLUSIVE MAXIMUM LIABILITY AND Titan's SOLE AND EXCLUSIVE REMEDY under this Agreement with regard to defective ACL Products shall be to repair or replace (with new or functionally operative parts) such defective ACL Products.

     14.7 Within fourteen (14) days of the date of shipment by ACL or prior to the installation date of the ACL Products, whichever is the earlier, Titan may, upon receipt of newly delivered ACL Products, inspect them and if any item is found to be inoperative, Titan may return such items to ACL's manufacturing plant for repair or replacement with shipment and in-transit damage at ACL's risk and expense. After this period, Titan may return ACL Products that have malfunctioned to ACL's manufacturing plant for repair or replacement with shipment and in-transit damage at Titan's risk and expense. Repaired or replacement products shall be delivered by ACL to a carrier or agent agreed to by the parties. Such carrier or agent shall be Titan's agent. Risk of loss or damage to such products shall pass to Titan on delivery to such carrier or agent, but ACL shall be liable for the expense of returning such products to Titan's location in the Territory. Titan agrees to pay for all service expense not covered by this warranty. Billings shall be at ACL's then-current service rates. All remedies set forth herein are made on the condition that: (a) ACL is promptly notified in writing upon discovery by Titan that such ACL Products are defective; and (b) ACL's examination of such ACL Products shall disclose that such alleged deficiencies actually exist and were not caused by accident, any other hazard, neglect, alteration, Titan's improper testing, installation, or attempts to repair, any cause beyond the range of normal usage, or use of supplies not meeting ACL specification. In the event ACL elects to repair or replace any defective ACL Product, it shall have up to thirty (30) calendar days from receipt to repair and return such product to Titan's carrier or agent. Such repair, replacement, or correction shall constitute fulfilment of all liability of ACL to Titan whether based in contract, tort, or otherwise.

     14.8 Save as provided for in Section 15 below Titan shall indemnify and hold harmless and defend ACL and its respective officers, directors, employees, representatives and agents from and against all claims, demands, actions, suits, proceedings, writs, judgements, orders and decrees brought, made or rendered against them or any of them and all damages, losses and expenses suffered or incurred by them or any of them howsoever arising out of or related to the breach by Titan of any of the terms of this Agreement. ACL shall notify Titan forthwith of any claim, demand, action, suit, proceeding, writ, judgement, order or decree falling within the scope of this Section 14 and shall permit Titan sole conduct of the same and shall provide reasonable assistance in relation thereto, subject to the payment by Titan of ACL's reasonable costs and expenses.

15.  INTELLECTUAL PROPERTY RIGHTS INDEMNITY.
     --------------------------------------

     15.1 ACL agrees to indemnify and hold Titan harmless with respect to any suit, claim, or proceeding brought against Titan by a third party alleging that Titan's use of the Equipment or the Software, separately or in combination, as a whole or in part, constitutes an infringement of any patent or copyright or misuse of proprietary or trade secret information. ACL agrees to defend Titan against any such claims and to pay all litigation costs, reasonable attorney's fees, settlement payments, and any damages awarded or resulting from any such claim.

     15.2 Titan shall promptly advise ACL of any such suit, claim, or proceeding and shall co-operate with ACL in the defence or settlement thereof. ACL shall have sole control of the defence of any action involving such a claim and of all negotiations for its settlement or compromise.

     15.3 In the event that an injunction is obtained against Titan's use of the Equipment and/or the Software, in whole or in part, as a result of any such claim, ACL shall use its best efforts to either: (a) procure for Titan the right to continue using the portions of the Equipment or the Software enjoined from use; or (b) replace or modify the same with functionally equivalent or better Equipment and/or Software so that Titan's use is not subject to any such injunction. In the event that ACL cannot perform the remedies set forth in Sections 15.3(a) or 15.3(b), then Titan shall have the right to return such Equipment and the Software to ACL. In the event of such return, ACL shall refund the depreciated value of the Equipment and the license to use the Software within thirty (30) days of the receipt by ACL of the Equipment and the Software.

     15.4 This indemnity shall not apply to claims arising in respect to the use of the Equipment or Software supplied by ACL or manufactured by its suppliers in accordance with any design or any special instruction furnished by Titan, or which is used by Titan in a manner or for a purpose not contemplated by this Agreement.

     15.5 The provisions of this Section 15 set forth the entire obligation of ACL with respect to any claim of patent infringement, copyright infringement, or misuse of proprietary or trade secret information.

16.  EXPORT CONTROLS AND LEGAL COMPLIANCE.
     ------------------------------------

     16.1 If any approval with respect to this Agreement, or the registration thereof, shall be required at any time during the term of this Agreement, with respect to giving legal effect to this Agreement in the Territory, or with respect to compliance with exchange regulations or other requirements so as to assure the right of remittance abroad of United States dollars pursuant to
Section 5 hereof, Titan shall immediately take whatever steps may be necessary in this respect, and any charges incurred in connection therewith shall be for the account of Titan. Titan shall keep ACL currently informed of its efforts in this connection. ACL shall be under no obligation to ship ACL Products to Titan hereunder until Titan has provided ACL with satisfactory evidence that such approval or registration is not required or that it has been obtained.

     16.2 In the performance of its obligations under this Agreement, Titan shall at all times strictly comply with all export laws, regulations, and orders of the United Kingdom and the United States of America. Titan specifically acknowledges that Equipment, Software or technology supplied or licensed by ACL under this Agreement are subject to U.K. and U.S. trade sanctions and export control laws and regulations including, but not limited to, the various Foreign Assets Control Regulations, the Export Administration Regulations, and the International Traffic in Arms Regulations. Titan specifically acknowledges that Equipment, Software, or technology obtained from ACL pursuant to this Agreement shall not be exported, reexported, transhipped, disclosed, diverted, or transferred, directly or indirectly, contrary to U.K. and U.S. laws, orders or regulations. Titan shall also comply with the United States Foreign Corrupt Practices Act and shall indemnify ACL from any failure to comply or violation of such act by Titan. The provisions of this section shall survive any termination of this Agreement.

17.  TRAINING AND DOCUMENTATION.
     --------------------------

     17.1 ACL shall provide a single technical course in the English language for up to four (4) qualified technicians of Titan during the first year of this Agreement. The training course so developed by ACL shall be used to familiarise Titan's technicians with the installation, use, commissioning, and maintenance of ACL Products. Training will be conducted at ACL's facilities in Uxbridge, UK, unless otherwise agreed to by ACL. The necessary instructors , training materials, and training facilities will be provided by ACL at no charge to Titan. Titan will pay all additional expenses of training including, but not limited to, travel and room and board. Additional training courses may be requested by Titan at ACL's then current rates for such courses.

     17.2 ACL agrees to provide Titan at no additional charge with its standard package of documentation related to the use, maintenance, and installation of ACL Products. In the event that such documentation is modified during the term of this Agreement, ACL agrees to provide to Titan at no additional charge all such modifications. In addition to the documentation described above, ACL agrees to provide at no additional charge reasonable amounts of sales materials such as brochures, press releases, and fact sheets. All documentation provided by ACL to Titan shall be in the English language. All translation of such documentation provided by ACL will be at Titan's sole expense. All such translations and advertising material not supplied by ACL relating to ACL Products and services will be submitted to ACL for approval before publication or dissemination.

19.  CONFLICT OF INTEREST.
     --------------------

Titan confirms that it has revealed all information pertaining to possible conflicts of interest created by the sale of competing products or services or arising from other positions or contracts held by Titan, and represents that no conflict of interest exists. Any future circumstances which could create possible conflicts of interest will be revealed to ACL as soon as they become known by informing ACL of any business relationships, circumstances, or situations which could prejudice in any way the conduct of ACL marketing activities according to the highest ethical and business standards, or place ACL or Titan in any kind of embarrassing situation.

19.  MISCELLANEOUS.
     -------------

     19.1 This Agreement shall be construed in accordance with and governed by the laws of the England and Wales, without regard to its conflicts of law rules. The parties hereby exclude the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and any transaction between them which is carried out in connection with this Agreement.

     19.2 Any dispute, controversy or claim between the parties arising out of, or in connection with, this Agreement, or the breach, termination or validity thereof will be resolved by mutual agreement of the parties. If any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof is unable to be resolved by mutual agreement of the parties, each of the parties hereby (i) agrees that any action, suit, or proceeding with respect to this Agreement (other than an action for injunctive or equitable relief within the Territory) against it or its properties or revenues must be brought exclusively in the English courts sitting in London, England, and (ii) irrevocably submits to the exclusive jurisdiction of any such court and any appellate court from any order or judgement thereof in any such action, suit, or proceeding. Titan hereby irrevocably agrees that all claims in respect of such action, suit, or proceeding may be heard and determined in such courts. Titan hereby irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, suit, or proceeding. Titan agrees that a final judgement in any such action, suit, or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

     19.3 ACL's failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided shall in no way be construed to be a waiver of such provision, rights, or options, or in any way to affect the validity of this Agreement. ACL's exercise of any of its rights hereunder or of any options hereunder under the terms or covenants herein shall not preclude or prejudice ACL from thereafter exercising the same or any right which it may have under this Agreement, irrespective of any previous action or proceeding taken by ACL hereunder.

     19.4 In the advertising and sale of ACL products, Titan will utilise ACL's regular trade names and trademarks only as permitted or directed by ACL, will not make or permit alteration or removal of any tags, labels, or other identifying marks placed by ACL on its products, and will not use the name "Airspan Communications

Ltd" or abbreviations thereof in Titan's corporate titles or in any other way which might result in confusion as to ACL and Titan being separate and distinct entities. Titan will not register any ACL trademark.

     19.5 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of ACL and shall be binding upon and inure to the benefit of Titan's heirs, legal representatives, successors and permitted assigns.

     19.6 This Agreement and any attachment hereto shall be modified only by an instrument in writing and signed by duly-authorised representatives of the parties.

     19.7 All notices, requests, consents, and other communications hereunder must be in writing and will be deemed effective when actually received by the party to whom sent, at the following addresses:

         To:  ACL                            To:  Titan

Airspan Communications Ltd.        Titan Wireless Inc.
Cambridge House                    3033 Science Park Road
Oxford Rd, UXBRIDGE                San Diego, CA 92121, U.S.A.
Middx, UB8 1UN                     Attention: General Counsel
England
ATTN:  Contracts Manger

For the avoidance of doubt, notices to ACL will only be legally effective when actually received by the Contracts Manager. Similarly, notices to Titan will only be legally effective when received by General Counsel.

     19.8 This Agreement is executed in English only, and Titan hereby waives any right which it may have under the laws of the Territory to have this Agreement executed in any other language.

     19.9 The provisions of this Agreement are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such provision or part thereof in such jurisdiction, and will not in any manner affect the provision in any other jurisdiction, or any other provision in this Agreement in any other jurisdiction. To the extent permissible under applicable law the parties hereby agree that they will use their best efforts to agree an alternative provision with the same commercial effect in substitution for such invalid or unenforceable provision.

22. Titan agrees not to publish any press releases or otherwise publicise the existence, or any of the terms, of this Agreement without the prior written consent of ACL.

23. This document constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and agreements, either oral or written, with respect to the subject matter hereof, between the parties or any official or representative thereof.

23. RESELLER'S MINIMUM PURCHASE COMMITMENTS.
-------------------------------------------

     23.1 Upon the execution of this Agreement, Titan agrees to, and does concurrently with its signing of this Agreement, order ACL Products on a firm, noncancellable basis in the aggregate United States Dollar amount (net of any applicable discounts) of [*] for three systems, as set forth in Section 4.1

24.  CLEARANCE

     If either party shall cause this Agreement to be made the subject of an application for negative clearance and/or notification for exemption to the Commission of the European Communities (the "Commission") then in the event of any provision of this agreement being held to be in contravention of Article 85(1) of the Treaty establishing the European Economic Community and not qualifying for exemption under Article 85(3) of the Treaty, the parties shall consider jointly such amendment or amendments as would avoid infringement of that Article and attempt to agree in good faith such amendment or amendments. If within one calendar month of receipt of advice from the Commission of such contravention or of this agreement otherwise being considered to contravene
Article 85(1) the parties have not agreed upon such amendment or amendments as would avoid infringement of that Article or would otherwise validate this agreement, either party may thereupon terminate this agreement forthwith by written notice to that effect to the other party.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date, such parties acting by their officers, being thereunto duly authorised.

Airspan Communications Ltd              Titan Wireless Inc.


By:  ______________________________     By:  ________________________________

Name:  Eric Stonestrom                  Name:  James T. Taylor

Title: President & CEO                  Title: General Counsel

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE I
                                  ----------

                                 ACL Products
                                 ------------

                 Airspan AS4000 Wireless Fixed Access Systems

                            Airspan AS8100 Sitespan


------------------------------End of Schedule I ------------------------------

                                  SCHEDULE II
                                  -----------

                                   Territory
                                   ---------

Titan's joint ventures ("JV's") in which it has either: (i) a majority equity holding in the JV; or (ii) it has an equity holding in the JV of at least ten percent (10%) and has management control of the JV as evidenced in writing.

---------------------------------- End of Schedule II ------------------------

                                 Schedule III
                                 ------------

                               Spares Inventory
                               ----------------

2.   Recommended Spares Quantities

The following are ACL recommended minimum standard quantities for spares that will be stocked by Titan. The quantities may be increased at Titan's discretion. For example, for a widely dispersed network, it may be appropriate to increase to quantities to support a number of spares sets held at regional centres. ACL may, from time to time, vary the recommended minimum standard quantities of spares and will notify Titan in writing of any such changes.

          Subscriber Terminal (ST) spares

2% of the deployed number of each type of ST, with a minimum quantity of 1 for each type deployed. The following table shows an example of this:

----------------------------------------------------------------------------------------------------------------
                                          Item                                             Deployed   Spare Qty
                                                                                              Qty
----------------------------------------------------------------------------------------------------------------
ST                                                                                                         2%
----------------------------------------------------------------------------------------------------------------
R1 1-line 64k & 32k POTS internal plastic Subs Terminal, Ext Antenna,                        5000        100
PSU, batteries and cable
-----------------------------------------------------------------------------------------------------------------
N4 4-line 32k POTS modular unit, Antenna, Cable and PSU (no batt)                             100          2
-----------------------------------------------------------------------------------------------------------------
L128 128kbps internal Subs Terminal, Ext Antenna, PSU and cable                                 5          1
----------------------------------------------------------------------------------------------------------------

           Access Concentrator (AC) and Central Terminal (CT) spares

The quantity and type of spares for CTs are dependent on the environment and the level of service desired by each customer.

The following table shows ACL's recommended sparing rate for the main AC and CT plug in units in a 3.5GHz system.

--------------------------------------------------------------------------------------------------------
                            Ref : Name                                         Recommended qty
                                                                           (minimum=1 where quoted)
--------------------------------------------------------------------------------------------------------
CT-RF
--------------------------------------------------------------------------------------------------------
888-0004 : Monitor card                                             1 per 20 CTs deployed
--------------------------------------------------------------------------------------------------------
888-0005 : Monitor PSU card                                         1 per 20 CTs deployed
--------------------------------------------------------------------------------------------------------
888-xx02 : Dual PA  3.4-3.6 GHz                                     1 per 10 CTs deployed
--------------------------------------------------------------------------------------------------------
888-0003 : Combiner Shelf PSU                                       1 per 20 CTs deployed
--------------------------------------------------------------------------------------------------------
888-xx01 : LNA/Diplexer  3.4-3.6 GHz Plan 1                         1 per 10 CTs deployed
--------------------------------------------------------------------------------------------------------
888-xx06 : DA CT rf card, 3.4-3.6 GHz Plan 1                        1 per 10 CTs deployed
--------------------------------------------------------------------------------------------------------

Table Continued
--------------------------------------------------------------------------------------------------------
                            Ref : Name                                            Recommended qty
                                                                             (minimum=1 where quoted)
--------------------------------------------------------------------------------------------------------
CT - Modem Shelf
--------------------------------------------------------------------------------------------------------
888-0008 : DA TU card                                               1 per 20 DA Modem shelves deployed
--------------------------------------------------------------------------------------------------------
888-0007 : DA Shelf Controller card                                 1 per 20 DA Modem shelves deployed
--------------------------------------------------------------------------------------------------------
888-0010 : DA Modem card                                            1 per 8 DA Modem shelves deployed
--------------------------------------------------------------------------------------------------------
888-0009 : DA AU card                                               1 per 20 DA Modem shelves deployed
--------------------------------------------------------------------------------------------------------
888-0011 : DA Shelf PSU                                             1 per 20 DA Modem shelves deployed
--------------------------------------------------------------------------------------------------------
AC
--------------------------------------------------------------------------------------------------------
888-0008 : DA TU card                                               1 per 10 AC shelves deployed
--------------------------------------------------------------------------------------------------------
888-0005 : Monitor PSU card                                         1 per 10 AC shelves deployed
--------------------------------------------------------------------------------------------------------
888-0007 : DA Shelf Controller card                                 1 per 10 AC shelves deployed
--------------------------------------------------------------------------------------------------------
888-0011 : DA Shelf PSU                                             1 per 10 AC shelves deployed
--------------------------------------------------------------------------------------------------------
888-0012 : AC CU card                                               1 per 10 AC shelves deployed
                                                                    (if 32k used)
--------------------------------------------------------------------------------------------------------

                                  SCHEDULE IV
                                  -----------

                            Prices for ACL Products
                            -----------------------

------------------------------------------------------------------------------------------------------------------
         ITEM            UNIT VOLUME/1/               LEVEL 1                LEVEL 2               LEVEL 3
------------------------------------------------------------------------------------------------------------------
Subscriber Terminals     Units/2/ Supplied           0 to 5,000          5,001 to 20,000       20,000 to 100,00
------------------------------------------------------------------------------------------------------------------
All Terminals (except                                    *                      *                     *
i, ii, and iii below)
------------------------------------------------------------------------------------------------------------------
(i) ST R2                                                *                      *                     *
------------------------------------------------------------------------------------------------------------------
(ii) ST L128                                             *                      *                     *
------------------------------------------------------------------------------------------------------------------
(iii) ST P1V2                                            *                      *                     *
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
         ITEM            UNIT VOLUME                  LEVEL 1                LEVEL 2               LEVEL 3
------------------------------------------------------------------------------------------------------------------
CT, AC incl. Antennas    CT or AC Rack or             0 to 100             101 to 500           501 to higher
                         Antenna Units
                         Supplied
------------------------------------------------------------------------------------------------------------------
CT, AC incl. Antennas                                    *                      *                     *
------------------------------------------------------------------------------------------------------------------
         ITEM            UNIT VOLUME                  LEVEL 1                LEVEL 2               LEVEL 3
------------------------------------------------------------------------------------------------------------------
                             Per Server               0 to 20               21 to 100           101 to higher
Software
------------------------------------------------------------------------------------------------------------------
Sitespan: Main License                                   *                      *                     *
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
         ITEM            UNIT VOLUME                  LEVEL 1                LEVEL 2               LEVEL 3
------------------------------------------------------------------------------------------------------------------
                                                      0 to 10               11 to 16             17 to higher
Software
------------------------------------------------------------------------------------------------------------------
V5.1 RTU License             Per Rack/1000               *                      *                     *
                              subscriber
------------------------------------------------------------------------------------------------------------------
                             Per Rack/2000               *                      *                     *
V5.2 RTU License              subscriber
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
         ITEM            UNIT VOLUME                  LEVEL 1                LEVEL 2               LEVEL 3
------------------------------------------------------------------------------------------------------------------
Extended Warranty/3/        Per Applicable         Per Applicable        Per Applicable         Per Applicable
                         Item's Unit Volume         Item's Level          Item's Level           Item's Level
------------------------------------------------------------------------------------------------------------------
Extended Warranty                                        *                      *                     *
Price
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------


[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

___________________________
/1/ For ST Units, a unit of volume is defined as a 64 kbits/sec line. For the purpose of applying the discount structure, a ST P1 V2 is defined as 64 kbits/sec.
/2/ Volume levels are calculated starting from the effectivity of the 24 month agreement.
/3/  Must be purchased prior to expiry of the Warranty period.

-----------------------------------------------------------------------------------------------------------------
                                         Product                                                   Price
                               (Frequency: 3.4-3.6 plan 1)                                     (US Dollars)
-----------------------------------------------------------------------------------------------------------------
Subscriber Terminals
801-6112 : ST-R1 1-line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                 $*
801-6122 : ST-R2 2-line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                 $*
802-6112 : ST-S1 1-line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                 $*
802-6122 : ST-S2 2-line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                 $*
803-6122 : ST-N2 2-Line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                 $*
803-6121 : ST-N2 2-Line 64k or 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                                      $*
803-6142 : ST-N4 4-Line 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                        $*
803-6141 : ST-N4 4-Line 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                                             $*
804-6112 : ST-B1 (ISDN 2B+D) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                            $*
804-6111 : ST-B1 (ISDN 2B+D) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                                                 $*
805-6112 : ST-L128 128kbit/s or 1x64kbit/s (DATA) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                       $*
805-6111 : ST-L128 128kbit/s or 1x64kbit/s (DATA) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                            $*
805-6122 : ST-L2x64kbit/s (DATA) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                                        $*
805-6121 : ST-L2x64kbit/s (DATA) 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                                             $*
806-6122 : ST-M8/32 8-line 32k POTS 3.4-3.6 GHz Plan 1 (Ants,SIUs,batt and M-series ST                        $*
cabinet)
807-6142 : ST-M8/64 8-line 64 & 32k POTS 3.4-3.6 GHz Plan 1 (Ants,SIUs,batt and M-series                      $*
ST cabinet)
806-6142 : ST-M16 16-line 32k POTS 3.4-3.6 GHz Plan 1 (Ants,SIUs,batt and M-series ST                         $*
cabinet)
810-6122 : ST-P1V2 Ethernet+2-Line 64 & 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU,batt)                        $*
810-6121 : ST-P1V2 Ethernet+2-Line 64 & 32k POTS 3.4-3.6 GHz Plan 1 (Ant,SIU,PSU)                             $*

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ST Ancilliaries
890-0001 : RS530 to V.35 (F) cable for L series STs                                                           $*
890-0002 : SIU wall mounting bracket                                                                          $*
890-0003 : Antenna wall mounting kit (antennas are shipped with pole mount bracket as std)                    $*
890-0004 : Battery for M-series ST                                                                            $*
890-0005 : Battery for S & R series ST PSU                                                                    $*
890-0006 : Battery for B,L,N & P series ST PSU                                                                $*
890-0007 : M-series ST modular enclosure and PSU                                                              $*
890-0008 : External Housing for M-series modular STs                                                          $*
890-0009 : ST antenna drop cable kit (300m standard cable)                                                    $*
890-0010 : ST antenna drop cable kit (300m low-loss cable)                                                    $*
890-0011 : ST antenna drop cable kit (25m)                                                                    $*
890-0012 : Crimp tool for terminating standard Antenna Drop cable                                             $*
890-0013 : Crimp tool for terminating low-loss Antenna Drop cable                                             $*

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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
CT and AC Rack mechanics
700-0001 : CT Rack with RF Combiner shelf  + 1 DA Modem shelf                                                 $*
700-0002 : CT Rack with RF Combiner shelf + 2 DA Modem shelves                                                $*
700-0011 : CT Expansion Rack with 1 DA Modem shelf                                                            $*
700-0012 : CT Expansion Rack with 2 DA Modem shelves                                                          $*
702-0012 : CT Rack with RF Combiner shelf  +  1 DA Modem shelf + 2FA Modem shelves                            $*
703-0001 : AC Rack with 1 AC shelf                                                                            $*
703-0002 : AC Rack with 2 AC shelves                                                                          $*

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CT Antenna Systems
710-6932 : Directional Antenna, 2 feeder ports, 65 Deg 3.4-3.6 GHz                                            $*
710-6931 : Directional Antenna, 1 feeder port,  65 Deg 3.4-3.6 GHz                                            $*
710-6961 : Directional Antenna, 1 feeder port,  180 Deg 3.4-3.6 GHz                                           $*
711-6902 : Dual feeder port Omni Antenna system 3.4-3.6 GHz                                                   $*
711-6901 : Single feeder port Omni Antenna dipole 3.4-3.6 GHz                                                 $*

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CT Antenna Feeder
712-0000 : CT Antenna Feeder  (1x50m)+ Installation kit                                                       $*
713-0000 : CT Antenna Feeder  (2x50m)+ Installation kit                                                       $*

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CT FA and DA RF plug in sets
720-6100 : CT RF full plug in set 3.4-3.6 GHz Plan 1 (2PA+MON+3PSU+2DIPLNA)                                   $*
721-6100 : CT RF basic plug in set 3.4-3.6 GHz Plan 1 (PA+MON+2PSU+DIPLNA)                                    $*
722-6100 : CT RF Expansion plug in set 3.4-3.6 GHz Plan 1 (PA+PSU+DIPLNA)                                     $*

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CT DA Modem shelf card sets
750-6100 : DA Modem shelf full card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+2PSU+6Modems)                         $*
760-6100 : DA Modem shelf basic card set 3.4-3.6 GHz Plan 1 (RF+AU+TU+SC+2PSU)                                $*
761-0000 : DA Modem card                                                                                      $*

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AC Shelf plug-ins
770-0000 : AC Shelf full card set for CAS (2PSU+SC+8XTU+CTU+CU+spare CU+spare TU)                             $*
771-0000 : AC Shelf full card set for Data (2PSU+SC+8XTU+CTU+spare TU)                                        $*
772-0000 : AC Shelf full card set for V5.1 (2PSU+SC+8XTU+CTU+CU+spare CU+spare TU)                            $*
773-0000 : AC Shelf full card set for V5.2 (2PSU+SC+2XTU+3CU+3CTU+spare CU+spare TU)                          $*
774-0000 : AC Shelf full card set for Packet V5.1 (2PSU+SC+6XTU+2CTU+PTU+spare+2CU+spare                      $*
CU+spare TU)
775-0000 : AC Shelf full card set for Packet V5.2 (2PSU+SC+2XTU+3CTU+3PTU+spare+3CU+spare                     $*
CU+spare TU)
780-0000 : AC Basic Shelf card set (Generic) (2PSU+SC+CTU+XTU)                                                $*
781-0000 : AC Basic Shelf card set for Packet (Generic) (2PSU+SC+CTU+PTU)                                     $*
782-0000 : AC TU card                                                                                         $*
783-0000 : AC CU card                                                                                         $*
784-0000 : AC PTU card                                                                                        $*

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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
CT and AC Ancilliaries
886-6102 : CT commissioning tool for DA Modem shelves  3.4-3.6 GHz Plan 1                                     $*
887-0001 : 1xDA Modem Shelf Upgrade (Mechanics only)                                                          $*
887-0002 : 1xAC Modem Shelf Upgrade (Mechanics only)                                                          $*
887-0005 : Station alarm module for addition to any CT or AC rack                                             $*

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Software and NMS
870-1000 : AS8100 Sitespan Desktop Hardware Platform (Windows NT PC + Serial port                             $*
expansion.)
870-1001 : Rack mounting AS8100 Server PC                                                                     $*
870-1010 : Rack for rack mounting AS8100 PCs                                                                  $*
870-2100 : AS8100 Sitespan Client / Server software and RTU license                                           $*
870-2200 : AS8100 Sitespan Additional Client/Server software RTU license                                      $*
870-2300 : AS8100 Sitespan Shelf License                                                                      $*
870-2900 : Annual Maintenance/Upgrade charge for Sitespan software                                            $*
871-1000 : V5.1 License per 1000 subscribers                                                                  $*
871-2000 : V5.2 License per 2000 subscribers                                                                  $*
872-1000 : STMON for Windows 98 and NT                                                                        $*
873-1000 : AS9000 (Airplan) Full licence (500 sites, 1 yr support)                                            $*
873-2000 : AS9000 (Airplan) Lite licence (50 sites, 1 yr support)                                             $*

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Documentation
880-2000 : AS4000 DA Documentation (CD-ROM)                                                                   $*
880-3000 : AS8100 (Sitespan) Documentation (CD-ROM)                                                           $*
880-2001 : AS4000 DA Documentation (Paper)                                                                    $*
880-3001 : AS8100 (Sitespan) Documentation (Paper)                                                            $*

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Installation Tools
882-0000 : Survey Tool (meter box,cables,PSU)                                                                 $*
883-6102 : DA Survey Head Unit 3.4-3.6 GHz Plan 1                                                             $*
884-0000 : Pump-up mast for use with survey tool                                                              $*

-----------------------------------------------------------------------------------------------------------------
Services
885-1000 : Site Survey per day excluding travel and expenses                                                  $*
885-2000 : Installation per day excluding travel and expenses                                                 $*
885-3000 : Radio Plannng per day excluding travel and expenses                                                $*
885-4000 : Airspan Training per day at Uxbridge for up to 6 students, excluding travel                        $*
and expenses
885-4001 : Airspan Training: per day on Customer premises for up to 6 students, excluding                     $*
travel and expenses
885-4002 : Airspan Training: per day per additional student, excluding travel & expenses                      $*
885-5000 : Project Management per manager per day excluding travel and expenses                               $*

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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
Network Interface Equipment
891-0000 : V5.1 to V5.2 converter basic unit: 8xE1 on V5.1                                                    $*
891-0001 : V5.1 to V5.2 converter upgrade: additional 8xE1 on V5.1                                            $*
891-0005 : Channel Bank basic unit: 30 POTS lines                                                             $*
891-0006 : Channel Bank upgrade: 30 additional POTS lines                                                     $*
891-0010 : TE1-E1 converter                                                                                    *

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

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.